UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

May 25, 2007

Date of Report (Date of earliest event reported)

AMBASSADORS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1071 Camelback Street

Newport Beach, CA 92660

(Address of principal executive offices)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2007, Brian R. Schaefgen, chief financial officer, treasurer and secretary of Ambassadors International, Inc., notified the Company that he was resigning from his current positions, as an executive officer and as an officer and director of the Company’s subsidiaries upon which he serves. Mr. Schaefgen agreed to work with the Company toward a mutually beneficial effective date in order to plan for a transition. Mr. Schaefgen and the Company agreed to an effective date of June 22, 2007. Mr. Schaefgen also agreed to continue as a consultant to the Company after June 22, 2007 to assist the Company further during the transition.

Laura Tuthill, the Company’s vice president and chief accounting officer, will assume the position of interim chief financial officer upon Mr. Schaefgen’s resignation. Ms. Tuthill has been with the Company since 2002 and has served in several executive and senior financial capacities, including chief accounting officer, corporate controller and controller of various subsidiaries of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: May 25, 2007	By:	/s/ Joseph J. Ueberroth
Joseph J. Ueberroth
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release